Exhibit 99.2

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[LOGO]  SELIGMAN
        INVESTMENTS
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EXPERIENCE o INSIGHT o SOLUTIONS

                                    SELIGMAN
                                   CONFERENCE
                                      CALL

                                    Seligman
                                New Technologies
                                    Fund II

You should consider the i nvestment objectives, risks, charges, and expenses of a Fund carefully before investing. You can obtain the Fund's most recent annual and semi-annual reports by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other information, including the current proxy statement for Seligman New Technologies Fund II, Inc., are also available on the Securities and Exchange Commission's EDGAR Database at www.sec.gov.

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                                                                        Seligman
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                                                    Conference Call Notification

Seligman New Technologies Fund II, Inc. invites you and your clients to participate in a conference call discussion about the Stockholder proposal to liquidate and dissolve the Fund at a Special Meeting of Stockholders to be held on November 16, 2007.

                                Charles W. Kadlec

                               Managing Director,
                       J. & W. Seligman & Co. Incorporated
                                   President,
                            Seligman Advisors, Inc.,

                                       and

                                   Art Condron

                             Senior Vice President,
             Chief Administration Officer - Alternative Investments
                       J. & W. Seligman & Co. Incorporated

               on Tuesday, November 6th at 11:00 a.m. Eastern Time

                                 Call-in Number:

                                  888-610-3982

                                      * * *

                    This call is open to the general public.

                                Caller-ID Number:

                                    23091945
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Technology stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments.The stocks of smaller companies may be subject to above-average market price fluctuations. Investments in venture capital companies are highly speculative.

Seligman New Technologies Fund II, Inc. is closed to new investment. A proposal to liquidate and dissolve Seligman New Technologies Fund II, Inc. has been submitted to its Stockholders. To obtain a copy of the proxy statement, contact your financial advisor or the Fund's proxy solicitor, Georgeson Inc. at 17 State Street, New York, NY 10004, or by telephone at 1-888-605-7582. We encourage Stockholders to vote their proxies in order to minimize additional expenses of further proxy solicitation.

                                                                     NTIICC-1107